Exhibit 99.1

AirShares™ EU Carbon Allowances Fund
Monthly Account Statement
For the Month Ended December 31, 2008

Statement of Income (Loss)

Income
Realized Trading Gain (Loss)	$(3)
Unrealized Gain (Loss) on Market Value of Futures	95,177
Unrealized Gain (Loss) on Foreign Currency Translations	(105)
Interest Income	89
ETF Transaction Fees	1,000
Total Income (Loss)	$96,158

Expenses
Unitary Management Fee	$2,463
Brokerage Commissions	2,079
Total Expenses	4,542
Net Gain (Loss) Before Taxes	$91,616
Income Tax Expense	40,791
Net Gain (Loss) After Taxes	$50,825

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Period 12/01/08	$1,000
Additions (200,000 Units)	5,000,000
Net Gain (Loss)	50,825

Net Asset Value End of Period	$5,051,825
Net Asset Value Per Unit (200,040 Units)	$25.25

To the Shareholders of AirShares™ EU Carbon Allowances Fund :

Pursuant to Section 4.22(h) of the Commodities Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended December 31, 2008 is accurate and complete.

/s/ David W. Jaffin

David W. Jaffin
Chief Financial Officer
XShares Advisors LLC, Sponsor of AirSharesTM EU Carbon Allowances Fund

XShares Advisors LLC
420 Lexington Avenue
Suite 2550
New York, New York 10170